                                                                  EXHIBITI 10.20

                                 LOAN AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

     This LOAN AGREEMENT made and executed by and between:

     ALLEGRO MICROSYSTEMS PHILIPPINES INC., a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines with principal office and place of business at Sampaguita St., Marimar Village, Paranaque City, represented herein by its Director of Finance, Admin. & HR, and its Finance & Accounting Manager, hereinafter referred to as the "Borrower";

                                     - and -

     EQUITABLE PCI BANK, a banking corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines with principal offices at Equitable PCIBank Tower 1, Makati Avenue corner H.V. De la Costa Street, Makati City, represented herein by Its Executive Vice President, WALTER C. WASSMER, and its First Vice President, MARILOU L. CESARIO, hereinafter referred to as the "Bank";

                                   WITNESSETH:

     WHEREAS, the Borrower has requested the Bank for loans aggregating up to FORTY SIX MILLION ONE HUNDRED EIGHTY FIVE THOUSAND PESOS (P46,185,000.00) which amount shall be used to finance and aid its subsidiary company Allegro Microsystems Philippines Realty, Inc., the acquisition of a portion of a parcel of land located at ____________ covered by Transfer Certificate of Title No. __________ presently owned by _______________, and the Bank is willing to grant such loans on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the foregoing premises, and of the mutual covenants and agreements stated herein, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

     1.01. Defined Terms. As used herein, the following terms shall have the following meanings:

     "Agreement" shall mean this Loan Agreement, as amended or supplemented from time to time.

     "Availability Period" shall mean the period from August 1, 2003 up to December 15, 2003.

     "Banking Day" shall mean a day on which commercial banks are open for business in Makati City, Philippines.

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     "BSP" shall mean the Bangko Sentral ng Pilipinas or any governmental authority that succeeds to the functions thereof.

     "Collateral" (or collectively the "Collaterals") shall mean the security documents required by the Bank and indicated under Section 4, in form and substance satisfactory to the Bank.

     "Event of Default" shall mean any one of the Events specified in Section 8.

     "Loan" or "Loans" shall mean the principal amount of each drawing under this Agreement, or (as the context may require) the principal amount thereof from time to time outstanding.

     "MART1" shall mean the quoted yield for the Treasury Bill Rate based on secondary market bids displayed on MART1 page of Bloomberg.

     "Note" (or collectively the "Notes") shall mean the promissory note of the Borrower in form and substance satisfactory to the Bank, or any promissory note delivered by the Borrower with the consent or upon the request of the Bank in extension or renewal thereof or in substitution therefor or in consolidation of all the drawings under this Agreement and evidencing all or part of the Loan.

     "Peso/s" or "P" shall mean pesos in the lawful currency of the Republic of the Philippines.

     PHIBOR" shall mean the Philippine Interbank Offer Rate as quoted by Reuter Monitor Money Rate Services at approximately 11:00 a.m. (Manila Time) on the business day immediately preceding the first day of such Interest Period.

     1.02. Construction. The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa, and words denoting persons shall include corporations, partnerships, business organizations and any government or any agency or political subdivision thereof. References to Sections are to be construed as references to the sections of this Agreement.

SECTION 2. AMOUNT AND TERMS

     2.01. Loan. Subject to the terms and conditions of this Agreement, the Bank agrees to grant a loan to the Borrower on any Banking Day during the Availability Period up to the aggregate principal amount of FORTY SIX MILLION ONE HUNDRED THOUSAND PESOS (P46,185,000.00). The Bank may, for any cause or reason and without notice to the Borrower, terminate this Agreement to lend, without prejudice to any obligation already incurred by the Borrower under this Agreement.


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     2.02. Availability of Loan.

     a. The Loan shall be available to the Borrower in one or more drawings on such Banking Day or Banking Days during the Availability Period as may be mutually agreed upon by and between the Bank and the Borrower but always subject to availability of funds on the agreed date of disbursement.

     b. The Borrower shall deliver to the Bank a Notice of Borrowing at least seven (7) Banking Days (to commence to run after the Bank shall have determined that all the conditions precedent to the Loan have been fulfilled), prior to the date of any borrowing hereunder (which date shall be a Banking Day). The Notice of Borrowing shall be in the form and substance as may be required by the Bank and shall contain the Borrower's certification that as of the date of the borrowing, no Event of Default, and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing, that the representations and warranties of the Borrower contained herein will remain to be true and correct as of the date of the borrowing and that all conditions precedent required hereunder, have been met. The notice of Borrowing once received and accepted by the Bank shall be irrevocable and binding on the Borrower. Thereafter, in addition to the Bank's other remedies hereunder, the Borrower shall have full liability and accountability for any costs incurred by the Bank resulting from the Borrower's failure to effect the drawing or a failure to satisfy the conditions for such drawing, including losses from re-employment of funds obtained for the drawing at rates lower than the cost of such funds. The Bank shall certify such costs and losses and shall notify the Borrower of the aggregate amount thereof, and such costs and losses as determined by the Bank shall be binding and conclusive on the Borrower.

     c. The Bank, at its sole discretion, may waive the required Notice of Borrowing.

     2.03. Interest. The Borrower hereby promises to pay on the Interest Payment Date/s, as stated in Section 2.04(a), interest (computed on the basis of a year of 365 days and actual days elapsed) on the outstanding balance of the principal amount of each Loan from the date of each Loan until full payment thereof at the rate of two point five percent (2.5%) per annum over and above the applicable Base Rate, plus the applicable final/withholding tax, value added tax and/or gross receipts tax, if any.

     The Base Rate, to be set on the Interest Payment Date shall be the 90-day MART 1 Rate.

     The Alternative Base Rate as defined herein shall be used automatically in lieu, of the Base Rate on the interest payment date if difference between the 90-day PHIBOR and the Base Rate is greater than one hundred fifty (150) basis points on the actual repricing date.

     The "Alternative Base rate" shall be the average of the latest 90-day MART 1 Rate and the 90-day PHIBOR prevailing on actual repricing date + 2.5% + plus the applicable final/withholding tax, value added tax and/or gross receipts tax, if any.

     For purposes of the Loan, Interest Period shall mean each of the successive periods of three (3) months into which the period between the date of Borrowing and the last Payment Date is to be divided. Each Interest Period shall end on the numerically corresponding day of each third month period after the date of Borrowing (or if there is no day so corresponding in such month, such Interest Period shall end on the last day of such month): Provided, that if any Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeding day which is a Banking Day, unless the result of such extension would be to carry such Interest Period over into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day.

     In the event that:

          (i) the interest rate to be applied to the Loan for any Interest Period cannot be ascertained in accordance with Section 2.03, or

          (ii) the Bank, on or prior to the commencement of any Interest Period, shall have determined, whether or not such determination shall be by reason of any change in law, rule or regulation or in the interpretation or administration thereof and which determination shall be conclusive and binding upon the borrower, that the applicable interest rate determined in accordance with Section 2.03 does not or will not accurately reflect the cost to the Bank of maintaining the Loan(s) during such Interest Period, the Bank shall promptly give written notice of such event to the Borrower. Within a period of 30 calendar days following the giving of such notice, the Borrower and the Bank shall negotiate in good faith with a view toward ascertaining an alternative mutually satisfactory basis for determining the interest rate to be applied to the Loan. If within such a 30-day period the Borrower and the Bank shall have agreed on a substitute interest rate, it shall be retroactive to and take effect from the first day of the relevant Interest Period. If within such 30-day period the Borrower and the Bank shall fail to agree in writing upon such substitute interest rate, then the Borrower shall prepay the Loan in full, without any prepayment penalty, on the first Banking Day following the expiry of such 30-day period, but with accrued interest from the last day of the preceding Interest Period to the date of such prepayment at the rate applicable for the immediately preceding Interest Period.

     In the event that:

          (i) any of the principal of the Loan(s) or any installment thereof, or

          (ii) any interest due thereon, or

          (iii) any other sum due hereunder or under the Note(s),

shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay the Bank a default penalty on any such amount, whether of principal or of interest or of any and all amounts, from the due date thereof until payment thereof in full, at a rate of three percent (3%) per month, or a fraction of a month, above and in addition to the interest rate payable under this Agreement and the Note(s), and such default penalty shall be payable from time to time on demand by the Bank.


                                        4

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     Interest not paid when due shall, at the Bank's option and 30 calendar days after it falls due, be added to and become part of the principal and shall bear the same rate of interest as the principal.

     2.04. Notes; Repayment.

     a. The Loan shall be for a term of FIVE (5) YEARS years inclusive of a grace period of ONE (1) YEAR in the payment of amortization in the principal and shall be evidenced by Note(s) in the amount of such Loan, which Note(s) shall be dated as of the date of drawing, and be payable with respect to principal and interest as follows (date of payment called "Payment Date/s"):

          Principal : Payable in sixteen(16) quarterly amortization to commence on the numerically corresponding day at the end of the fifth (5th) quarter from the date of initial borrowing and every numerically corresponding day of each third month thereafter (or if there is no day so corresponding in such month, the last day of the month), until full payment of the Loan.

          Interest  : Payable quarterly in arrears in accordance with the rate provided in Section 2.03 of this Agreement, to commence on the numerically corresponding day of the third month from the date of initial borrowing and every numerically corresponding day of each third month thereafter (or if there is no day so corresponding in such month, the last day of such month), until full payment of the Loan.

     b. All sums payable to the Bank hereunder or under any document contemplated herein, including but not limited to payments of interest and principal, other fees and any costs, losses, indemnities or expenses, shall be payable in cleared funds in the currency in which the Loan was obtained not later than 12:00 noon of the due date(s) of such amount(s).

     c. Any payment made to the Bank hereunder shall be applied first against costs, expenses, losses and indemnities due hereunder, then against fees due to the Bank, then against default penalty, if any, then against interest due on the Loan(s), then against the Loan(s) due and payable, and thereafter to the prepayment of the Loan(s) in accordance with Section 2.06.

     2.05. Consolidation of Notes; Cancellation; Adjustment. If and as the Bank shall from time to time request, the Borrower shall execute and deliver to the Bank a replacement note (for purposes only of this Section 2.05, the "Replacement Note") in the aggregate principal amount of the Loan(s) which shall have been disbursed by the Bank and shall be outstanding at the time of such request. Upon the delivery of such Replacement Note, any note which shall have been issued or delivered to the Bank shall be canceled and, in addition, appropriate adjustments shall be made so that there shall be no loss to the Bank or to the Borrower in respect of any principal of the Loan or the interest thereon. The issuance of the Replacement Note shall not be construed as a novation with respect to the Loan(s).


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

     2.06. Prepayments. The Borrower may prepay the Loan, in full or in part, subject to the following conditions:

     a. the Borrower shall give at least thirty (30) calendar days irrevocable prior written notice to the Bank of the amounts and the date (which shall be a Banking Day) of such prepayment;

     b. for loans with multiple interest payment dates, each prepayment shall be made on an interest payment date;

     c. prepayment shall be in minimum multiples of PESOS: ONE MILLION (PHP1,000,000.00);

     d. the Borrower shall pay accrued interest on the amount prepaid and any incremental tax;

     e. for installment loans, each partial prepayment shall be applied to the principal amount of installments in the inverse order of their maturity (i.e., to the last maturing installment or installments of principal) or, at the sole option of the Bank, to installments of principal and interest succeeding the date of prepayment; and

     f.   amounts paid may not be reborrowed hereunder.

     2.07. Conclusiveness of Bank's Books. The books of the Bank shall be deemed final and conclusive evidence concerning the amount due it from the Borrower..

SECTION 3. FUNDING AND YIELD PROTECTION

     3.01. Taxes.

     a. All payments due to the Bank hereunder or under the Notes, whether of principal, interest, penalties, fees or otherwise, shall be made without set-off or counterclaim, and free and clear of and without any deduction or withholding on account of any taxes (including, without limitation, the final or withholding tax on interest payable to the Bank hereunder and gross receipts tax and/or value-added tax thereon), all of which shall be for the account of the Borrower and paid by it directly to the relevant taxing or other authority when due. If the Borrower shall be required by law to make any deduction or withholding in respect of taxes from any payment hereunder, the sum payable shall be increased as will result in the receipt by the Bank, after such deduction or withholding, of the amount that would have been received if such deduction or withholding had not been required. Whether by voluntary or involuntary pretermination or acceleration of the Loan, the Borrower shall be liable to pay any resulting tax deficiencies, penalties, surcharges and incremental taxes on the Gross Receipts Tax, as well as on all other applicable taxes that may be imposed.

     b. The Borrower shall forward to the Bank copies of official receipts or other evidence acceptable to the Bank establishing the rate and payment of taxes within ten (10) calendar days of such payment.


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

     c. The Borrower's obligations under this Subsec. 3.01 shall survive the repayment of the Loan to the extent that the obligations hereunder have not been fully discharged by the Borrower to the prejudice of the Bank.

     3.02. Change in Circumstances. In the event that there shall hereafter occur any change in any applicable law or regulation which shall increase (i) the cost to the Bank of maintaining any reserves or special deposits against the Loan or (ii) any other cost of complying with any law, regulation or condition with respect to such Loan, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Loan or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Bank hereunder, then the Borrower shall pay or reimburse to the Bank such amount as will compensate it for such additional cost or reduction of payment.

     3.03. Change in Regulations. Notwithstanding anything to the contrary contained herein, in the event that there shall hereafter occur any change in applicable law or regulation or in the interpretation or administration thereof, which shall make it unlawful for the Bank to maintain or give effect to its obligations as contemplated under this Agreement or to receive the intended benefits of this Agreement, then by written notice to the Borrower, the Bank may
(i) declare its obligation to lend hereunder terminated, and it shall thereby be terminated, and (ii) require payment immediately of the principal amount of the Loan then outstanding as well as accrued interest thereon together with such additional amounts as may be necessary to compensate the Bank from loss pertaining to the cost of re-employment of funds so repaid at rates lower than the cost to the Bank of such funds. The Bank shall certify the aggregate amount of such losses and costs to the Borrower (which certification shall include a reasonably detailed description of such costs and expenses) and such certification shall be binding and conclusive on the Borrower.

     3.04. Funding Costs and Losses. The Borrower shall indemnify the Bank against any cost or loss in connection with the unwinding or liquidating of any deposits, funding or financing arrangement that the Bank may in good faith incur as a result of (i) any Loan not being made by the Bank due to the failure of the Borrower to satisfy the conditions specified in Sec. 6 on the proposed date of borrowing, or (ii) any prepayment or repayment of the Loan of the Bank on a date that is not an Interest Payment Date.

SECTION 4. SECURITY

     As security for the prompt and full payment by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of all amounts payable to the Bank under this Agreement and the Note, whether of principal, interest or otherwise, as well as for the faithful performance of all other terms and conditions of this Agreement and the Note, the Borrower agrees to execute and deliver, or cause to be executed and delivered, to the Bank the Collaterals indicated below in form and substance acceptable to the latter on or prior to the date of the initial drawing hereunder:

     - Real Estate Mortgage constituted over the property described in and covered by Transfer Certificate of Title No. _______________ of the Register of Deeds of Manila registered under the name of _________________, including all improvements existing thereon and to be erected thereon the same property which will be purchased as referred to in the first whereas clause;

     -    Comfort Letter by Allegro Microsystems, Inc. (USA);

SECTION 5. REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement and to grant the Loan to the Borrower, the Borrower represents and warrants to the Bank (which representations and warranties shall survive the execution and delivery of this agreement and the making of the Loan) that:

     5.01. Corporate Existence. The Borrower is a corporation duly organized, validly existing and in good standing under Philippine laws and has the corporate power to own its property and to carry on its business as now being conducted.

     5.02. Corporate Power and Authorization. The Borrower has the corporate power to execute and deliver, and to perform its obligations under, this Agreement, the Note, and the Collateral, and has taken all necessary corporate and legal action to authorize each of the foregoing; and, to the extent that any Collateral is executed, or any property subject of any Collateral is owned, by a person other than the Borrower, such person has the power to execute and deliver and to perform its obligations under such Collateral and has taken all necessary legal action to authorize the same.

     5.03. Patents and Copyrights. The Borrower possesses the patents, copyrights, trademarks and trade names needed to conduct its business.

     5.04. Validity and Enforceability. This Agreement and the Note(s) and the Collateral, constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and, to the extent that any Collateral is executed, or any property subject of any Collateral is owned by a person other than the Borrower, such Collateral constitutes legal, valid and binding obligations of such person, enforceable in accordance with its terms.

     5.05. No Default. No event has occurred which constitutes a default by the Borrower under or in respect of ay agreement, undertaking or instrument to which the Borrower is a party or by which it or any of its assets or properties may be bound, and no event has occurred which with the giving of notice, lapse of time or other condition would constitute a default by the Borrower under or in respect of any such agreement, undertaking or instrument.

     5.06. Pending or Threatened Action. There are no pending or (to the knowledge of the Borrower) threatened action or proceedings before any court or administrative agency of any jurisdiction which may materially and adversely affect the financial condition or operations of the Borrower.

     5.07. General Condition. The balance sheet of the Borrower as of the end of the calendar quarter immediately preceding the date hereof, and other related statements of income and retained earnings, submitted to the Bank in connection with this Agreement, correctly set forth the financial condition of the Borrower as of the dates thereof, and since such dates there has been no material adverse change in the financial condition or the operations of the Borrower.

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There are no substantial liabilities of the Borrower, direct or contingent, not reflected in such balance sheet.

     5.08. Taxes. The Borrower has prepared and filed with the appropriate governmental authorities, national and local, all tax returns required to be filed, and the Borrower has paid all taxes shown to be due on such tax returns and on all assessments received by it, to the extent that such taxes and assessments have become due, or has provided adequate reserves for the payment thereof. The Borrower is not a party to any pending action or subject of any proceeding by or before any governmental authority for the assessment or collection of taxes.

     5.09. Title. The Borrower has good title to all of its properties, free and clear of all liens, encumbrances, restrictions, pledges, mortgages, security interest or charges, except any thereof as have been disclosed to the Bank in writing prior to the date of this Agreement.

     5.10. Ranking. The Loan and the Note will at all times, with respect to said Collateral, rank first in priority of payment against all other obligations of the Borrower. Should the Collateral be insufficient to fully satisfy the obligations of the Borrower to the Bank, the Loan and the Note, to the extent of the insufficiency or lack of Collateral, will at all times be direct and unconditional obligations of the Borrower and will at all times rank at least pari passu in right of payment with all the indebtedness of the Borrower with any person, whether outstanding or hereafter incurred.

     5.11. Non-violation of Articles, By-Laws, Existing Agreements. The Borrower has not violated any of the provisions of its Articles of Incorporation or By-Laws, or any existing agreement.

     5.12. Laws, Orders, Consents, Approvals. The Borrower has complied with all laws and lawful orders and has obtained all the necessary consents and approvals in regard to the Loan and the conduct of its business operations.

SECTION 6. CONDITIONS PRECEDENT

          The eligibility of the Borrower to avail itself of the Loan under this Agreement is subject to the condition precedent (the fulfillment of which shall be determined solely by the Bank) that the Bank shall have received, not less than three (3) Banking Days prior to date of the drawing:

     a. Articles and By-Laws. Copies of Articles of Incorporation and By-Laws of the Borrower, certified true by the Corporate Secretary of the Borrower.

     b. Secretary's Certificate. A certificate executed by the Corporate Secretary/Assistant Corporate Secretary of the Borrower, attesting to the passage and continuing validity of resolutions:

               (i) approving and authorizing the execution, delivery and performance of this Agreement, the Note, the Collateral and all other documents, instruments and deeds required hereunder, and

               (ii) authorizing designated officer/s to execute and deliver this Agreement, the Note and the Collateral and other documents, instruments and deeds required hereunder on behalf of the Borrower and attesting to the specimen signature of each such designated officer/s.

          To the extent that any Collateral is executed, or any property subject of any Collateral is owned, by a person other than the Borrower, the certificate herein required shall, with respect to such Collateral, be issued by the Corporate Secretary/Assistant Corporate Secretary of such person.

     c. Governmental Approvals. Certified copies of all governmental approvals, authorizations and consents that, in the opinion of the Bank, are required or necessary for the due execution, delivery, performance and enforceability of this Agreement, the Note(s) and related documentation, together with such other documents as may be necessary to evidence approval by the appropriate government agency of the form of the Note.

     d. Collateral. The Bank shall have received the Collateral, duly executed and delivered by the Borrower or, as the case may be, the owner of any property subject of the Collateral, or, in case of a Surety/Guaranty Agreement, by persons designated by the Bank.

     e. Opinion of Counsel to Borrower. When required by the Bank, favorable opinion of Counsel to the Borrower, dated as of the date of the drawing and addressed to the Bank, with respect to the matters referred to in Section 5.01 through 5.12 (except Section 5.07) and with respect to such other matters as the Bank or its Counsel may reasonably request, in form and substance satisfactory to the Bank and its Counsel.

     f. Opinion of Counsel to Bank. Favorable opinion of the Bank's Counsel, as to sufficiency in form and substance of the documents delivered to the Bank hereunder and as to such other matters as the Bank may reasonably request.

     g.   Note. The Note evidencing the Loan.

     h. No default and representations. A notarized certificate that no event of Default or other event that, with the giving of notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing as of the date of such Loan, and that the representations made by the Borrower in this Agreement shall be true and correct as of the date of such Loan.

SECTION 7. COVENANTS OF THE BORROWER

     7.01. Positive Covenants. Until payment in full of the Loan and any other amount due under this Agreement and the Note, and unless the Bank shall otherwise consent in writing:

     a. Collateral. The Borrower shall maintain, at its expense, the Collateral in full force and effect in accordance with their respective terms. If, in the sole opinion of the Bank, any such Collateral shall have been impaired or diminished in value, or is found to have been the subject of a prior lien or adverse claim, the Borrower shall immediately deliver such other Collateral as may be acceptable to the Bank.

     b. Use of proceeds. The Borrower shall use the proceeds of the Loan obtained from the Bank for the sole purpose stated in the preamble of this Agreement.

     c.   Reports. The Borrower will furnish the Bank:

               (i) within sixty (60) calendar days after the close of each quarterly period of the fiscal year of the Borrower, unaudited financial statements of the Borrower, as of the end of such quarterly period, certified by an authorized officer of the Borrower;

               (ii) within one hundred twenty (120) calendar days after the close of the fiscal year of the Borrower, copies of the annual audited reports of the Borrower, certified by independent accountants of recognized standing acceptable to the Bank, including balance sheets as of the end of such fiscal year and earnings and surplus statements of the Borrower for such fiscal year;

               (iii) such other accounting reports or interim statements or certifications that may be requested from time to time by the Bank, within ten (10) calendar days from date of request;.

     d. Appraisals. The Borrower shall submit an appraisal of properties mortgaged pursuant to Section 4 conducted by an appraisal company acceptable to the Bank every two (2) years.

     e. Inspection of Properties and Examination of Books. The Borrower shall allow any duly authorized officer of the Bank to inspect the properties and examine the books of accounts of the Borrower.

     f. Corporate Existence. The Borrower shall preserve and maintain its corporate existence and all rights, privileges and franchises necessary or desirable in the normal conduct of its business (including without limitation any governmental approval or certification necessary or advisable for the legality, validity and enforceability of this Agreement, the Note and, the Collateral), conduct its business in an orderly, efficient and regular manner and keep in good working order and condition, ordinary wear and tear excepted, all properties necessary in its business.

     g. Taxes and Assessments. The Borrower shall duly pay and discharge all taxes, assessments and governmental charges of whatsoever nature and by whomsoever levied upon it or against its properties prior to the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Borrower.

     h.   Insurance. The Borrower shall, at its own expense:

               (i) keep its properties including the Collateral adequately insured at all times by financially sound and reputable insurers acceptable to the Bank and maintain such insurance, to such extent and against such risks as is customary with companies in the same or similar business;

               (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or properly damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by the Borrower, in such amount as the Bank shall reasonably deem sufficient; and

               (iii) maintain such other insurance as may be required by law.

          The Borrower shall submit to the Bank within ten (10) calendar days from the date of payment, the original copy/ies of the official receipt/s issued by the insurance company, evidencing payment of premiums for the insurance coverage for the Collateral.

          At any time during the life of the Loan, the Bank may at its option, secure insurance coverage for the Collateral in an amount and with such insurance company as may be acceptable to the Bank, and debit the premium on such insurance against any fund or account of the Borrower in the possession or control of the Bank or charge the Borrower for reimbursement of said premiums, with interest at the highest rate permissible by law. The Bank may furnish to the insurance agency or company any information contained in the loan application for purposes of securing the above insurance coverage. The Borrower shall not secure any additional insurance policy on the Collateral without the consent of the Bank and without properly endorsing in favor of the Bank the policies corresponding thereto.

          Each insurance policy for the Collateral shall, by virtue of these presents, be considered assigned to the Bank, which shall, as such assignee of the original and of the additional policy or policies, have authority to settle or liquidate, in case the risks insured should occur, all claims pertaining to said policy and apply the proceeds thereof to the account of the Borrower, which shall be credited only with cash that the Bank may receive for said property, and only from the date it actually receives the same.

     i. Current Ratio. The Borrower shall maintain at all times a ratio of current assets to current liabilities of at least 1.75X TO 1. For purposes hereof, "current assets" and "current liabilities" (including taxes and other proper accruals) of the Borrower shall be determined in accordance with generally accepted accounting principles and practices.

     j. Debt to Equity Ratio. The Borrower shall maintain at all times a total debt-to-equity ratio of not more than 2.0X. For purposes hereof, the term "total debt" shall mean the aggregate amount of all short-term and long-term liabilities of the Borrower. "Equity" shall mean the aggregate issued share capital, surplus reserves, retained earnings account and any incremental revaluation on a balance sheet of the Borrower, computed in accordance with generally accepted accounting principles.

     k. Debt Service Coverage Ratio. The Borrower shall maintain at all times a debt service coverage ratio of at least 1.50x. For purposes hereof, the term "Debt Service Coverage Ratio" shall mean the sum of earnings before income taxes, interest expenses, depreciation and amortization divided by the sum of the current maturing long-term debt and interest payments (on short-term and long-term debt).

     l. Continuing Consents and Approvals. The Borrower shall maintain in full force and effect all authorizations, approvals, licenses or consents obtained in connection with this Agreement from any governmental authority or agency, or any entity or person, and shall secure such further authorizations, approvals, licenses or consents which may be necessary or required in order that the Borrower may fulfill its obligations under this Agreement and the other instruments mentioned herein.

     m. Compliance with Law. The Borrower shall comply in all respects with all applicable laws, rules and regulations.

     n. Other obligations. The Borrower shall promptly perform all its obligations and pay all its indebtedness under any agreement to which it is a party or by which it is bound as well as promptly comply with all its commitments with any governmental agency or authority for the continued enjoyment of its tax exemptions and/or other privileges.

     o. Financial Records. The Borrower shall maintain adequate financial records in accordance with generally accepted accounting principles in the Republic of the Philippines and permit the Bank or its representatives to examine such records and discuss the business of the Borrower with any of its officers.

     p. Maintenance of Property. The Borrower shall maintain its property, plant and equipment in good order and repair and shall allow the Bank to examine the same during reasonable hours.

     q. Certificate of No Default and Notice of Default. The Borrower shall furnish the Bank:

               (i) simultaneous with the unaudited financial statements a certificate dated not more than ten (10) calendar days prior to the delivery thereof, stating that no event has occurred and is continuing which constitutes or which, with the giving of notice or lapse of time or both, would constitute an Event of Default; and

               (ii) within five (5) calendar days after the occurrence of any event which constitutes or which, with the giving of notice or lapse of time or both, would constitute an Event of Default, notice of such occurrence, together with a detailed statement by an authorized officer of the Borrower as to the nature thereof and the steps taken and/or being taken by the Borrower to cure such event.

     r. Notice of Adverse Action. The Borrower shall give the Bank prompt written notice of:

               (i) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, could materially impair the ability of the Borrower to carry on its business substantially as now conducted, or could adversely affect its ability to observe and perform its obligations under this Agreement and the Note or

               (ii) any other event or matter of any nature whatsoever which adversely affects the operations, properties, assets or condition, financial or otherwise, of the Borrower or

               (iii) any proposal by any public authority to acquire the assets or business of the Borrower.

     s. Notice of Change of Address. The Borrower shall give the Bank written notice of any change of address five (5) Banking Days prior to such change.

     t. Reports. The Borrower shall promptly execute and deliver such additional reports, documents and other information with respect to the business, properties, assets or condition, financial or otherwise, of the Borrower as the Bank may reasonably require from time to time to perfect and confirm to the Bank all its rights, powers and remedies hereunder, as well as additional agreements and instruments as may be reasonably required by the Bank.

     u. Title. The Borrower shall maintain, warrant and defend the rights, title and interests of the Bank hereunder, under the Note, and with respect to all properties included in the Collateral.

     7.02. Negative Covenants. Until payment in full of the Loan and any other amount due under this Agreement and the Note and unless the Bank shall otherwise consent in writing:

     a. Debt. The Borrower shall not incur any debt with a maturity of more than one year.

     b. Encumbrances. The Borrower shall not create or suffer to exist any lien, security interest or other charge or encumbrance of any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income for the purpose of securing any other debt.

     c. Nature of Business. The Borrower shall not make any material change in the present nature of its business taken as a whole.

     d. Ownership or Management. The Borrower shall not cause or allow a substantial change in its present majority ownership or management nor shall the Borrower voluntarily suspend its business operations or dissolve its affairs.

     e. Merger or Consolidation. The Borrower shall not enter into any merger or consolidation or any change in its ownership.

     f. Sale or Lease of Assets. The Borrower shall not sell, lease or otherwise transfer a substantial portion of its assets except in the ordinary course of business.

     g. Loans, Investments, Advances. The Borrower shall not make any loans or advances to or investment in/with its directors, officers, stockholders, subsidiaries or affiliates, which will significantly change the scope or nature of its business or operations, and any loans, investments, advances or subsidies to any corporation.

     h. Lease of Collateral. In the event the Collateral is a Real Estate Mortgage, the Borrower shall not lease part or whole of such Collateral to any banking or financial institution other than the Bank.

     i. Guarantee. The Borrower shall not assume, guarantee, endorse, or otherwise become directly or contingently liable in connection with any obligation of any other person, firm or corporation except by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower's business.

     j. Dividends/Repurchase of Shares. The Borrower shall not declare or pay any cash dividend, management bonus or profits pursuant to a profit sharing or similar plan to any of its officers or stockholders or redeem or repurchase any outstanding share or make any capital or asset distribution to its stockholders. Neither shall the Borrower declare cash dividends if payment of such dividends will result in non-compliance with the ratios specified in Section 7.01.

     k. Prepayment. The Borrower shall not prepay any other indebtedness unless the Borrower shall, if the Bank so requires, contemporaneously make a proportionate prepayment of the Loan.

     l. Articles and By-Laws. The Borrower shall not amend its Articles of Incorporation or By-Laws, reorganize, undertake a quasi-reorganization, reduce its capital or change its fiscal year which will materially and adversely affect the financial ability or capacity of the Borrower to perform its obligations under this Agreement or impair or adversely affect the Loan.

SECTION 8. EVENTS OF DEFAULT

     If any of the following Events of Defaults shall have occurred and be continuing:

     a. The Borrower shall fail to pay when due the Loan, any installment thereof, or any other amount payable under this Agreement, the Note or under the Collateral; or

     b. The Borrower shall default in the due performance or observance of any other covenant contained in the Agreement, the Note or the Collateral, or if the Collateral is executed or any property subject of any Collateral is owned, by a person other than the Borrower, such person shall default in the due performance or observance of any covenant contained in such Collateral, and such default shall remain unremedied for a period of five (5) calendar days after the Borrower shall have received written notice thereof from the Bank; or

     c. Any statement, representation, or warranty made by the Borrower in this Agreement, in the loan application or in any other document delivered or made pursuant thereto shall prove to be incorrect or untrue in any material respect; or

     d. The Borrower/any subsidiary or affiliate fails to pay or defaults in the payment of any installment of the principal or interest relative to, or fails to comply with or to perform, any other obligation, or commits a breach or violation of any of the terms, conditions or stipulations, of any agreement, contract or document with the Bank or any third person or persons to which the Borrower/any subsidiary or affiliate is a party or privy, whether executed prior to or after the date hereof, under which credit has or may have been extended to such Borrower/subsidiary or affiliate by the Bank or such third person or persons or under which the Borrower has agreed to act as guarantor, surety or accommodation party, which, under the terms of such agreement, contract, document, guaranty or suretyship, including any agreement similar or analogous thereto, shall constitute a default thereunder; or

     e. The Borrower/any subsidiary or affiliate shall become insolvent or unable to pay its debts as they mature, or take advantage of insolvency, moratorium, or other laws for the relief of debtors, or there shall be commenced against the Borrower/any subsidiary or affiliate any proceeding under such laws, or any judgment or order is entered by a court of competent jurisdiction for the appointment of a receiver, trustee or the like to take charge of all or substantially all of the assets of the Borrower; or

     f. Any act or deed or judicial or administrative proceeding in the nature of an expropriation, confiscation, nationalization, intervention, acquisition, seizure, or condemnation of or with respect to the Borrower, the business and operations, management, or ownership thereof, or its capital stock, property, or assets, or any substantial portion thereof shall be undertaken or instituted by any government, governmental agency, or authority, present or future, of the Republic of the Philippines; or

     g. Any of the concessions, permits, rights, franchises, or privileges required for the conduct of the business and operations of the Borrower or for its enjoyment of certain tax exemptions and/or other privileges shall be revoked, canceled or otherwise terminated, or the free and continued use and exercise thereof shall be curtailed or prevented, or the occurrence of any act in general, whether similar or not to the foregoing, in such manner as materially and adversely to affect the financial condition or operations of the Borrower as reasonably determined by the Bank; or

     h. There shall have occurred a material change in the business assets or financial circumstances or condition of the Borrower (including, without limitation, the making of any investment unrelated to the Borrower's business, excessive losses due to having made unnecessary investments or having exposed itself to unnecessary risks, the undertaking of a major expansion program or permitting earnings before interest and taxes to fall below a level which would be necessary to service the interest expense on present and future loan obligation) which, in the reasonable opinion of the Bank, would adversely affect the ability of the Borrower to perform its obligations under this Agreement and the Note; or

     i. In the reasonable opinion of the Bank, the Borrower shall have abandoned the Project or the completion thereof, whether such abandonment shall have occurred within the Availability Period or during the effectivity of this Agreement; or

     j. Any adverse circumstances occurs, which in the reasonable opinion of the Bank, materially or adversely affects the ability of the Borrower to perform its obligations under this Agreement; or

     k.   Any of the events of default enumerated in the Note shall occur; or

     l. An attachment or garnishment of or levy upon any of the properties of the Borrower is made; or

     m. The Collateral or any document related thereto or any other document which serves as security for the Loan shall for any reason (at any time after their execution and delivery) become ineffective, impaired or cease to be in full force and effect or declared null and void or the applicability thereof to the Loan is disaffirmed by the Borrower, or any right or lien established or created in favor of the Bank in and under the Collateral is lost or otherwise impaired;

then, and in any such event, the Bank may by written notice to the Borrower declare all amounts owing to the Bank under this Agreement/the Note, whether of principal, interest or otherwise, to be forthwith due and payable, whereupon all such amounts shall become immediately due and payable without demand or other notice of any kind, all of which are expressly waived by the Borrower, provided, that no such declaration of amounts due and payable shall be necessary in case of an event of default under Section 8(a) and 8(d) upon the occurrence of which default the whole principal sum and/or all installments thereof, together with accrued interest and all other charges and penalties due thereon, shall immediately become due and payable without demand or notice of any kind, all of which the Borrower expressly waives. The Borrower shall pay on demand by the Bank, in respect of any amount or principal paid in advance of stated maturity pursuant to this Section 8, a prepayment penalty equal to three per cent (3%) of the amount prepaid.

SECTION 9. MISCELLANEOUS

     9.01. Right of Set-Off. The Borrower authorizes and empowers the Bank, without need of notice to the Borrower, to apply funds of the Borrower on deposit or otherwise with the Bank in reduction of amounts due or owing under this Agreement and the Note.

     9.02. Right to Sell and Transfer Properties of Borrower. The Borrower hereby irrevocably constitutes and appoints the Bank as its attorney-in-fact with full power and authority and without the necessity of prior notice, to negotiate, sell and transfer by public or private sale any of the Borrower's stocks, securities, bonds or personal properties of which the Bank may be in possession and to apply the proceeds of such sale or disposition to the payment of the obligations of the Borrower to the Bank.

     9.03. Application of Payments. The Borrower waives its rights under Article 1252 of the Civil Code of the Philippines to designate the application of its payment and irrevocably authorizes the Bank or its assigns to apply such payment to any of its existing obligations to the Bank or its assigns, at the Bank's discretion.

     9.04. Expenses. The Borrower agrees to pay to the Bank, on demand, all costs and expenses of the Bank, including without limitation all notarial fees, stamps taxes and other charges, incurred or payable in connection with the execution, registration or enforcement of this Agreement, the Note, the Collateral and other documents required to be executed in connection herewith.

     9.05. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Bank, any right, power or privilege hereunder, under the Note(s), the Collateral or any other document executed in connection herewith, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or power. The rights and remedies herein provided shall be cumulative, may be exercised concurrently and shall not be exclusive of any rights or remedies of the Bank under the Note and the Collateral, if any, or granted by law.

     9.06. Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Bank and the Borrower, and such amendment or waiver shall be effective only in the specific instance or for the special purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other notice or demand in similar circumstances.

     9.07. Notices. All notices, requests or demands to or upon any party hereto shall be in writing, addressed to such party at its address set forth herein or as may be subsequently specified in a written notice to the other party. Each notice, request or demand shall be deemed effective, if by personal delivery, when received and if by mail, five (5) days after being deposited in the post office, postage prepaid.

     9.08. Attorney's Fees and Liquidated Damages. If upon default by the Borrower the Bank shall engage the services of legal counsels, the Borrower agrees to pay attorney's fees equal to fifteen percent (15%) of the total amount due from the Borrower to the Bank but in no case less than P20,000.00), exclusive of all expenses of collection and all costs, and liquidated damages equal to fifteen percent (15%) of the total amount due but in no case less than P20,000.00.

     9.09. Venue. The parties hereby agree that any legal action, or proceeding arising out of or relating to this Agreement or the Note(s) shall be instituted only in the proper court of Makati City, without prejudice to the right of the Bank to proceed against the Collateral, either judicially or extrajudicially in the sheriff's office of the jurisdiction wherein any of the properties covered thereby is located. The Borrower waives all other venues.

     9.10. Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors, endorsees and assignees, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder.

     9.11. Severability. In case any one or more of the provisions contained in this Agreement, the Note(s) or the Collateral shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     9.12. Counterparts. This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

     9.13. Inconsistency. Should there be any inconsistency between the provisions of this Agreement and the Note(s), those of the former shall prevail.

     9.14. Solidarity. If the term "Borrower" is defined in Sec. 1.01 as the collective reference to two or more persons, the obligations of the Borrower stipulated in this Agreement shall be deemed to be the joint and several obligations of such persons and the representations and covenants of the Borrower set forth herein shall be deemed to be the representations and covenants of each such persons.

     THE BORROWER REPRESENTS THAT ITS DULY AUTHORIZED REPRESENTATIVE/S HAS/HAVE CAREFULLY READ ALL THE PROVISIONS OF THIS AGREEMENT AND HAS/HAVE UNDERSTOOD ALL THE TERMS AND CONDITIONS STATED HEREIN. THE BORROWER FURTHER REPRESENTS THAT AT THE TIME ITS REPRESENTATIVE/S SIGNED THIS AGREEMENT, ALL THE BLANK SPACES HAVE BEEN CORRECTLY AND COMPLETELY FILLED-UP.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on _____________, at Makati City, Philippines.

ALLEGRO MICROSYSTEMS                    EQUITABLE PCI BANK
PHILIPPINES INC.

Borrower

TIN:000-419-293-000                     TIN:_____________________



By: /s/ Francisco N. Meroy, Jr.         By: /s/ Walter C. Wasmer
    ---------------------------------       ------------------------------------
Name: Francisco N. Meroy, Jr.           Name: Walter C. Wasmer
Designation: Dir. of Fin., Admin. & HR  Designation: Executive Vice President

                                 [stamp affixed]


/s/ Danilo S. Navarro                   /s/ Marilou L. Cesario
-------------------------------------   ----------------------------------------
Name: Danilo S. Navarro                 Name: Marilou L. Cesario
Designation: Fin. & Acctg. Manager      Designation: First Vice President

                           SIGNED IN THE PRESENCE OF:


/s/ Maria Luisa Limbaga                 /s/ Anna L. Alcars
-------------------------------------   ----------------------------------------
Maria Luisa Limbaga                     Anna L. Alcars

                                 ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )
MAKATI CITY                 ) S.S.

     BEFORE ME, Notary Public for and in the above jurisdiction, this OCT 10 2003 personally appeared:

                 NAME                   COMM. TAX CERT. NO.       DATE/PLACE ISSUED
                 ----                   -------------------   -------------------------
ALLEGRO MICROSYSTEMS                          00132939        01-10-03/Paranaque City
PHILIPPINES INC.


By: Francisco N. Meroy, Jr.                   20206731        01-10-03/ Paranaque City
    ---------------------------------         11935923        01-22-03/ Paranaque City
    Danilo S. Navarro


EQUITABLE PCI BANK


By: Walter C. Wassmer                         14496022        04-11-03 / Makati City
    ---------------------------------         00695188        04-14-03 / Paranaque City
    Marilou L. Cesario

known to me and to me known to be the same persons who executed the foregoing instrument, and they acknowledged to me that the same is their free and voluntary act and deed and the free and voluntary act and deed of the corporations herein represented.

     This instrument refers to a Loan Agreement and consists of ______________ (________) pages signed by the parties and their witnesses on all pages including the one on which this acknowledgment is written.

     IN WITNESS WHEREOF, I have hereunto affixed my signature and notarial seal on the date and place first above written:

Doc. No. 343
Page No. 70
Book No. LXXV
Series of 2003


/s/ [illegible]
-------------------------------------


                                        /s/ Benjamin B. Mata
                                        ----------------------------------------
                                        Benjamin B. Mata
                                        Notary Public
                                        until Dec. 31, 2003
                                        PTR O.R. No. A-24 1098
                                        Dtd. 02 January 2003